Exhibit 99.1

Harbor Custom Development, Inc., Announces Intentions to Liquidate via Chater 11 Plan

TACOMA, Wash., February 16, 2024, (GLOBENEWSWIRE) – As previously announced, on December 11, 2023, Harbor Custom Development, Inc. (OTC PK: HCDIQ, HCDPQ, HCDWQ, HCDZQ) (collectively with certain of its wholly owned subsidiaries described below, “the Company”) voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code in the Western District of Washington at Tacoma. The Company today announced its plan to continue to wind down its operations and voluntarily liquidate all of its assets through an approved Chapter 11 Plan.

The Company has retained Keen-Summit Capital Partners LLC, a leading real estate brokerage and investment banking firm based in New York, NY, to manage the sale of its premier multi-family real estate portfolio, which represents a rare opportunity to invest in one of the Pacific Northwest’s thriving real estate markets. Keen-Summit has a well-deserved reputation for handling complex real estate transactions. Shelly Crocker, the Company’s Chief Restructuring Officer stated, “Our decision to partner with Keen-Summit is a strategic step towards maximizing value on our multi-family portfolio under a Chapter 11 Plan.”

The multi-family portfolio includes four projects: Belfair View Apartments in Belfair, WA; Bridgeview Trail Apartments in Port Orchard, WA; Meadowscape Apartments in Olympia, WA; and Pacific Ridge Apartments in Tacoma, WA. An auction has yet to be scheduled. Stalking horse offers are being considered. Additional details are available in a virtual data room at HarborCustom-BankruptcySale.com. For direct inquiries, contact Keen-Summit Capital Partners, 646-381-9222. The sale is subject to court approval.

The Company explored the possibilities of restructuring its business to continue as a going concern, but unfortunately, has found no viable plan to do so. Subject to approval of the Bankruptcy Court, the Company now intends to complete an orderly wind-down of its business, including sales of its remaining assets in Washington, California, Florida and Texas, to maximize any potential recovery for the Company’s creditors. The Company’s holdings near Semiahmoo, Washington will also be put on the market shortly. The Company believes it is unlikely that the liquidation process will result in any material return to its equity shareholders.

The Company plans to submit a Chapter 11 Plan proposing liquidation of its assets to the Bankruptcy Court for approval in late February.

Additional Information

Resources for the Company’s creditors and equity interest holders can be found by visiting the website at https://cases.creditorinfo.com/hcdi, including court filings and other documents related to the Chapter 11 process. Aditi Paranjpye at Cairncross & Hempelmann, P.S. is serving as lead bankruptcy legal counsel to the Company.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company which is now in the process of winding-down its operations and liquidating all of its assets pursuant to a proposed Chapter 11 Liquidation Plan, subject to Bankruptcy Court approval.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements, including statements with respect to the Company’s pursuit of bankruptcy protection and approval of a Chapter 11 Liquidation Plan. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which include the following: risks and uncertainties relating to the Company’s Chapter 11 cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, the effects of the Chapter 11 cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s proposed Chapter 11 Liquidation Plan and increased legal and other professional costs necessary to execute the Company’s Chapter 11 Liquidation Plan if approved; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock, and the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2023 and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other documents filed by the Company from time to time with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law.

Investor Relations

IR@harborcustomdev.com

866-744-0974